UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 16, 2009

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montreal, Quebec Canada	H3B 5H2
(Address of principal executive offices)	(Zip Code)

(514) 875-2160
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

AbitibiBowater Inc. is filing this Current Report on Form 8-K/A as Amendment No. 1 to its Current Report on Form 8-K (the "Form 8-K") filed with the Securities and Exchange Commission on April 22, 2009 to file the DIP Credit Agreement (as defined below) as Exhibit 10.2 to the Form 8-K and to incorporate by reference the description of the DIP Credit Agreement set forth in Item 1.03 into Items 1.01 and 2.03.

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Amendment to Abitibi Securitization Program

On April 16, 2009, Abitibi-Consolidated Inc. ("Abitibi"), a subsidiary of AbitibiBowater Inc. ("AbitibiBowater" or the "Company"), certain of Abitibi's affiliates, Citibank, N.A. ("Citibank") and Citibank, N.A., London Branch (the "Agent") entered into an omnibus waiver and amendment (the "Waiver and Amendment"), to Abitibi's Amended and Restated Receivables Purchase Agreement dated as of January 31, 2008, as previously amended (the "RPA"), and Abitibi's Amended and Restated Purchase and Contribution Agreement dated as of January 31, 2008, as previously amended (the "PCA"), among Abitibi, Abitibi Consolidated Sales Corporation ("ACSC") and Abitibi-Consolidated U.S. Funding Corp. ("ACUSF").

Prior to entering into the Waiver and Amendment, the Agent was notified that (i) the Company and ACSC were considering the possibility of filing voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the "U.S. Court") to initiate bankruptcy cases (the "Chapter 11 Cases") under Chapter 11 of the United States Bankruptcy Code, as amended, (ii) Abitibi was considering the possibility of commencing a voluntary proceeding (the "CCAA Proceeding") with the Superior Court of Quebec (the "Canadian Court"), as well as a proceeding under Chapter 15 of the United States Bankruptcy Code (the "Chapter 15 Cases"), and (iii) the authorization and commencement of the Chapter 11 Cases, the Chapter 15 Cases and the CCAA Proceeding would constitute, and the failure to pay certain debts that are otherwise stayed by the U.S. Court or the Canadian Court in such proceedings, as the case may be, or the written admission of an inability to pay such debts, might constitute, certain servicer defaults under the RPA (the "Servicer Event of Termination") and/or certain defaults under the RPA and the PCA (together with the Servicer Event of Termination, the "Bankruptcy Event of Termination").

Pursuant to the Waiver and Amendment, the parties (a) agreed to waive the Bankruptcy Event of Termination and (b) agreed that the taking of corporate action by the Company, Abitibi or ACSC to authorize, and the commencement of, the Chapter 11 Cases and the CCAA Proceeding, and the failure of the Company, Abitibi or ACSC to pay certain debts otherwise stayed by the U.S. Court or the Canadian Court, as the case may be, or the written admission by the Company, Abitibi or ACSC of its inability to pay such debts, shall not result in the occurrence of the Facility Termination Date under the PCA or the Commitment Termination Date or the Facility Termination Date under the RPA.

The Waiver and Amendment also amended the RPA to, among other things, (i) revise certain representations and warranties to reflect the Chapter 11 Cases and the CCAA Proceeding, (ii) revise the definition of "Eligible Receivables" to provide that a receivable is an "Eligible Receivable" if, among other things, it is not excluded from the Insurance Policy (as defined in the RPA) by virtue of the provisions of Section 8(6) of the Insurance Policy, (iii) revise the definition of "Servicer Default" to reflect the Chapter 11 Cases and the CCAA Proceeding, (iv) add certain reporting covenants, including an obligation of ACSC (x) to provide to the Agent weekly reports of daily operating expenses and (y) to provide to the Agent 13-week rolling forecasts (or similar financial reports) if the Company, Abitibi or ACSC, as applicable, is required to deliver such reports to the holder of any Debt (as defined in the RPA) incurred after the petition date of the Chapter 11 Cases (the "Petition Date") or the filing date of the CCAA Proceeding (the "Filing Date"), and (v) add new events of termination including:  (w) failure to meet a ratio (expressed as a percentage) calculated by dividing the outstanding capital of receivables by net receivables pool balance exceeds 80% (unless cured by ACUSF), (x) the Insurance Policy (as defined in the RPA) shall for any reason be terminated or otherwise no longer be in full force and effect, (y) certain specified bankruptcy-related events occur during the course of the Chapter 11 Cases and the CCAA Proceeding, and (z) the date which is the earlier of (A) 45 days following the earlier of the Petition Date and the Filing Date and (B) the effective date of a debtor-in-possession financing facility for Abitibi and ACSC providing for the payment in full in cash of all capital of all receivable interests and all other amounts owing under the RPA, PCA and other transaction documents.

In addition, the Waiver and Amendment amended the PCA to (i) revise a representation and warranty to reflect the Chapter 11 Cases and the CCAA Proceeding and (ii) revise the definition of "Eligible Receivables" to provide that a receivable is an "Eligible Receivable" if, among other things, it is not excluded from the Insurance Policy (as defined in the PCA) by virtue of the provisions of Section 8(6) of the Insurance Policy.

The Waiver and Amendment also amended the Waiver and Amendment No. 4 to Amended and Restated Receivables Purchase Agreement dated as of April 1, 2009 by providing that ACSC may in a daily request for the release of collections for the purpose of financing daily operations, request amounts necessary to fund daily operating expenses for such day and the next two business days provided that (i) such request may only be made once and (ii) the Agent may not, in its discretion, honor such request if the release of such collections would result in a ratio (expressed as a percentage) computed on such day by dividing (x) the outstanding capital as of such date by (y) the net receivables pool balance on such date being greater than 75%. The maximum commitment available under the RPA remains US$210 million.

The Waiver and Amendment has been approved by the U.S. Court on an interim basis and is subject to final approval of the U.S. Court.  The Waiver and Amendment has also been approved by the Canadian Court.

A copy of the Waiver and Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the Waiver and Amendment is a summary only and is qualified, in all respects, by the provisions of the Waiver and Amendment.

Debtor-In-Possession (DIP) Financing

The information provided pursuant to Item 1.03 of this Current Report on Form 8-K regarding the DIP Credit Agreement (as defined below) is incorporated into this Item 1.01 by reference.  Paul C. Rivett, a director of the Company, is the Vice President and Chief Legal Officer of Fairfax Financial Holdings Ltd. ("Fairfax"), and Anthony F. Griffiths, a director of the Company, is a member of the Board of Directors of Fairfax.  Fairfax is a lender under the DIP Credit Agreement.

A copy of the DIP Credit Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The summary of the DIP Credit Agreement is a summary only and is qualified, in all respects, by the provisions of the DIP Credit Agreement.

ITEM 1.03.	BANKRUPTCY OR RECEIVERSHIP.

U.S. and Canadian Filings for Creditor Protection

On April 16, 2009, AbitibiBowater and certain of its U.S. and Canadian subsidiaries filed voluntary petitions (collectively, the "Chapter 11 Cases") in the United States Bankruptcy Court for the District of Delaware (the "U.S. Court") for relief under Chapter 11 of the United States Bankruptcy Code, as amended ("Chapter 11").

In addition, on April 17, 2009, AbitibiBowater and certain of its Canadian subsidiaries sought creditor protection (the "CCAA Proceedings") under the Companies' Creditors Arrangement Act (the "CCAA") with the Superior Court of Quebec in Canada (the "Canadian Court"). On April 17, 2009, Abitibi-Consolidated Inc. ("Abitibi") and its wholly-owned subsidiary Abitibi-Consolidated Company of Canada ("ACCC") each filed a voluntary petition for provisional and final relief (the "Chapter 15 Cases") in the U.S. Court under Chapter 15 of the United States Bankruptcy Code, as amended, to obtain recognition and enforcement in the United States of certain relief granted in the CCAA Proceedings. The Chapter 11 Cases, the Chapter 15 Cases and the CCAA Proceedings are collectively referred to as the "Creditor Protection Proceedings."

We initiated the Creditor Protection Proceedings in order to enable us to pursue reorganization efforts under the protection of Chapter 11 and the CCAA. The Creditor Protection Proceedings will allow us to reassess our business strategy with a view to developing a comprehensive financial and business restructuring plan. We remain in possession of our assets and properties, and will continue to operate our business and manage our properties as "debtors-in-possession" under the jurisdiction of the U.S. Court and the Canadian Court in accordance with the applicable provisions of Chapter 11 and the CCAA. In general, we and our subsidiaries are authorized to continue to operate as ongoing businesses, but may not engage in transactions outside the ordinary course of business without the approval of the relevant court(s).

The U.S. Court and the Canadian Court have issued a variety of orders on either a final or interim basis that will support business continuity for AbitibiBowater throughout the restructuring process. These orders include, among other things, authorization to: (1) make payments relating to certain employees pre-petition wages, salaries and benefit programs in the ordinary course; (2) ensure the continuation of existing cash management systems; (3) honor certain ongoing customer obligations; (4) enter into financing commitments for debtor-in-possession financing totaling approximately $206 million for certain of our Bowater subsidiaries; and (5) enter into an amendment providing for the continuation for 45 days of the existing Abitibi accounts receivable securitization program, in the approximate amount of $210 million. Under the terms of a Canadian order, Ernst & Young Inc. will serve as the Court-appointed Monitor under the CCAA Proceedings and will assist us in formulating our restructuring plan.

The commencement of the Creditor Protection Proceedings constituted an event of default under substantially all of our debt obligations, and those debt obligations became automatically and immediately due and payable, although any actions to enforce such payment obligations are stayed as a result of the filing of the Creditor Protection Proceedings.

As a result of the Creditor Protection Proceedings, as discussed below under Item 3.01, our common stock has been suspended from trading on the New York Stock Exchange and on the Toronto Stock Exchange.

Debtor-In-Possession (DIP) Financing

In the Creditor Protection Proceedings, we have sought and obtained interim approval by the U.S. Court and the Canadian Court to enter into a debtor-in-possession financing facility for the benefit of AbitibiBowater and certain of our Bowater subsidiaries. On April 21, 2009, we entered into a Senior Secured Superpriority Debtor In Possession Credit Agreement (the "DIP Credit Agreement") among AbitibiBowater, Bowater and Bowater Canadian Forest Products Inc. ("BCFPI"), as borrowers, Fairfax, as administrative agent, collateral agent, and an initial lender and Avenue Investments, L.P., as an initial lender.

The DIP Credit Agreement provides for borrowings in an aggregate principal amount of up to $206 million (the "Initial Advance"), consisting of a $166 million term loan facility to AbitibiBowater and Bowater (the "U.S. Borrowers") and a $40 million term loan facility to BCFPI. The DIP Credit Agreement also provides for an incremental facility consisting of additional borrowings, upon our election and the satisfaction of certain conditions, in an aggregate principal amount of up to $360 million (less the Initial Advance).

Borrowings under the DIP Credit Agreement bear interest, at our election, at either a rate tied to the U.S. Federal Funds Rate (the "base rate") or LIBOR, in each case plus a specified margin. The interest margin for base rate loans is 6.5%, with a base rate floor of 2.5%. The interest margin for LIBOR loans is 7.5%, with a LIBOR floor of 3.5%.

The outstanding principal amount of loans under the DIP Credit Agreement, plus accrued and unpaid interest, will be due and payable on April 21, 2010 (the "Maturity Date"), but is subject to an earlier maturity date under certain circumstances. The Maturity Date may be extended for additional six-month periods upon the satisfaction of certain conditions.

The obligations of the U.S. Borrowers under the DIP Credit Agreement are guaranteed by AbitibiBowater, Bowater, Bowater Newsprint South LLC ("Newsprint South"), and each of the U.S. subsidiaries of Bowater and Newsprint South that are debtors in the Chapter 11 Cases (collectively, the "U.S. Guarantors") and secured by all or substantially all assets of each of the U.S. Guarantors. The obligations of BCFPI under the DIP Credit Agreement are guaranteed by the U.S. Guarantors and each of Bowater's subsidiaries that are debtors in the CCAA Proceedings (other than BCFPI) (collectively, the "Canadian Guarantors") and secured by all or substantially all assets of BCFPI and the Canadian Guarantors.

The proceeds of the DIP Credit Agreement will be used by us, among other things, for working capital, general corporate purposes, to pay adequate protection to holders of secured debt under Bowater and BCFPI's prepetition credit facilities, to pay the costs associated with administration of the Creditor Protection Proceedings and to pay transaction costs, fees and expenses in connection with the DIP Credit Agreement.

The DIP Credit Agreement has been approved by the U.S. Court and the Canadian Court on an interim basis and is subject to the final approval by such courts.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF THE REGISTRANT.

The information provided pursuant to Item 1.03 of this Current Report on Form 8-K regarding the DIP Credit Agreement is incorporated into this Item 2.03 by reference.

ITEM 2.04.	TRIGGERING OF EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

The commencement of the Creditor Protection Proceedings described in Item 1.03 above constitutes or may constitute an event of default or otherwise triggers or may trigger repayment obligations under the express terms of certain instruments and agreements relating to direct financial obligations of the Company and its subsidiaries (the "Debt Documents"). As a result of such an event of default or triggering event, substantially all obligations under the Debt Documents would, by the terms of the Debt Documents, have or may become due and payable. Any efforts to enforce such payment obligations against any of them under the Debt Documents are stayed as a result of their commencement of the Chapter 11 Cases in the U.S. Court and pursuant to the initial order made in the CCAA Proceeding. The material Debt Documents, and the approximate principal amount of debt outstanding thereunder as of December 31, 2008, are as follows:

Debt Documents	Principal Amount Outstanding as of December 31, 2008 (dollars in millions)
Unsecured Debt of Abitibi:
8.55% Notes due 2010 issued by Abitibi-Consolidated Inc.	395
15.50% Senior Notes due 2010 issued by Abitibi-Consolidated Company of Canada	293
7.75% Notes due 2011 issued by Abitibi-Consolidated Company of Canada	200
Floating Rate Notes due 2011 issued by Abitibi-Consolidated Company of Canada	200
6.00% Notes due 2013 issued by Abitibi-Consolidated Company of Canada	350
8.375% Notes due 2015 issued by Abitibi-Consolidated Company of Canada	450

7.40% Debentures due 2018 issued by Abitibi-Consolidated Inc.	100
7.50% Debentures due 2028 issued by Abitibi-Consolidated Inc.	250
8.50% Debentures due 2029 issued by Abitibi-Consolidated Inc.	250
8.85% Debentures due 2030 issued by Abitibi-Consolidated Inc.	450

Secured Debt of Abitibi:
13.75% Senior Secured Notes due 2011 issued by Abitibi-Consolidated Company of Canada	413
Senior Secured Term Loan due March 2009 by Abitibi-Consolidated Company of Canada as borrower	347

Unsecured Debt of Bowater:
9.00% Debentures due 2009 issued by Bowater Incorporated	248
Floating Rate Senior Notes due 2010 issued by Bowater Incorporated	234
10.60% Notes due 2011 issued by Bowater Canadian Forest Products Inc.	70
7.95% Notes due 2011 issued by Bowater Canada Finance Corporation	600
9.50% Debentures due 2012 issued by Bowater Incorporated	125
6.50% Notes due 2013 issued by Bowater Incorporated	400
10.85% Debentures due 2014 issued by Bowater Canadian Forest Products Inc.	103
7.625% Recycling facilities revenue bonds due 2016 by Bowater Incorporated as borrower	30
9.375% Debentures due 2021 issued by Bowater Incorporated	200
7.75% Recycling facilities revenue bonds due 2022 by Bowater Incorporated as borrower	62
7.40% Recycling facilities revenue bonds due 2022 by Bowater Incorporated as borrower	40
Floating Rate Industrial revenue bonds due 2029 by Bowater Incorporated as borrower	34

Secured Debt of Bowater
U.S. bank credit facility terminating May 2011 among Bowater Incorporated, Bowater Alabama LLC, Bowater Newsprint South LLC, and Bowater Newsprint South Operations LLC as borrowers	280
Canadian bank credit facility terminating June 2009 by Bowater Canadian Forest Products Inc. as borrower	50

Unsecured Debt of AbitibiBowater:
8% (10% if paid in kind) Convertible Notes due 2013 issued by AbitibiBowater Inc.	369

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On April 16, 2009, the Company received a notice from the New York Stock Exchange (the "NYSE") stating that the NYSE had determined that the listing of the Company's common stock should be suspended immediately. The NYSE noted that it reached this decision in light of the Company's announcement that it had filed a voluntary petition for relief under Chapter 11 in the U.S. Court, which is described in Item 1.03 above.

The last day that the Company's common stock traded on the NYSE was April 15, 2009. The Company does not intend to take any further action to appeal the NYSE's decision, and therefore it is expected that the common stock will be delisted after the completion of the NYSE's application to the Securities and Exchange Commission.

In addition, on April 16, 2009, the Company received a letter from the TSX to the effect that trading of the common stock of the Company and the exchangeable shares of AbitibiBowater Canada Inc. had been suspended and will be delisted effective at the close of market on May 15, 2009.

ITEM 8.01.	OTHER EVENTS.

The Company issued press releases on April 16, 2009 and on April 18, 2009 relating to the Creditor Protection Proceedings described above. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
Exhibit No.	Description

10.1

Omnibus Amendment No. 5 to Amended and Restated Receivables Purchase Agreement and Amendment No. 3 to Amended and Restated Purchase and Contribution Agreement and Waiver Agreement, dated as of April 16, 2009 to the Amended and Restated Receivables Purchase Agreement, dated as of January 31, 2008 by and among Abitibi-Consolidated U.S. Funding Corp., Eureka Securitisation, plc, as an investor, Citibank, N.A., as a bank, Citibank, N.A., London Branch, as operating agent for the investors and the banks, Abitibi Consolidated Sales Corporation, as an originator and as servicer and Abitibi-Consolidated Inc., as an originator and subservicer and to the Amended and Restated Purchase and Contribution Agreement, dated as of January 31, 2008 by and among Abitibi-Consolidated U.S. Funding Corp., as purchaser, Abitibi Consolidated Sales Corporation, as a seller and Abitibi-Consolidated Inc., as a seller (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K (File No. 001-33776) filed on April 22, 2009).

10.2

Senior Secured Super-Priority Debtor In Possession Credit Agreement, dated as of April 21, 2009, among AbitibiBowater Inc., Bowater Incorporated and Bowater Canadian Forest Products Inc., as Borrowers, Fairfax Financial Holdings Ltd., as Administrative Agent, Collateral Agent, and Initial Lender, Avenue Investments, L.P., as Initial Lender and the Lenders from time to time thereto.

99.1	Press release issued April 16, 2009 (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K (File No. 001-33776) filed on April 22, 2009).
99.2	Press release issued April 18, 2009 (incorporated by reference to Exhibit 99.2 to the Company's Current Report on Form 8-K (File No. 001-33776) filed on April 22, 2009).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABITIBIBOWATER INC.
Date: April 29, 2009	By:	/s/ Jacques P. Vachon
Name: Jacques P. Vachon
Title: Senior Vice-President, Corporate Affairs
and Chief Legal Officer

INDEX OF EXHIBITS

Exhibit No.	Description

10.1

Omnibus Amendment No. 5 to Amended and Restated Receivables Purchase Agreement and Amendment No. 3 to Amended and Restated Purchase and Contribution Agreement and Waiver Agreement, dated as of April 16, 2009 to the Amended and Restated Receivables Purchase Agreement, dated as of January 31, 2008 by and among Abitibi-Consolidated U.S. Funding Corp., Eureka Securitisation, plc, as an investor, Citibank, N.A., as a bank, Citibank, N.A., London Branch, as operating agent for the investors and the banks, Abitibi Consolidated Sales Corporation, as an originator and as servicer and Abitibi-Consolidated Inc., as an originator and subservicer and to the Amended and Restated Purchase and Contribution Agreement, dated as of January 31, 2008 by and among Abitibi-Consolidated U.S. Funding Corp., as purchaser, Abitibi Consolidated Sales Corporation, as a seller and Abitibi-Consolidated Inc., as a seller (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K (File No. 001-33776) filed on April 22, 2009).

10.2

Senior Secured Super-Priority Debtor In Possession Credit Agreement, dated as of April 21, 2009, among AbitibiBowater Inc., Bowater Incorporated and Bowater Canadian Forest Products Inc., as Borrowers, Fairfax Financial Holdings Ltd., as Administrative Agent, Collateral Agent, and Initial Lender, Avenue Investments, L.P., as Initial Lender and the Lenders from time to time thereto.

99.1	Press release issued April 16, 2009 (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K (File No. 001-33776) filed on April 22, 2009).
99.2	Press release issued April 18, 2009 (incorporated by reference to Exhibit 99.2 to the Company's Current Report on Form 8-K (File No. 001-33776) filed on April 22, 2009).